                                                                    Exhibit 99.4

                           RCG STARBOARD ADVISORS, LLC
                          666 THIRD AVENUE, 26TH FLOOR
                            NEW YORK, NEW YORK 10017

                                October ___, 2007

____________________
____________________
____________________
____________________
____________________

Dear ____________________:

      This letter sets forth our mutual  agreement with respect to  compensation to be paid to you for your  agreement  to be named and  serve as a nominee  of a group of investors (the "Ramius Group"),  including RCG Starboard Advisors, LLC, a subsidiary of Ramius Capital Group, L.L.C. ("RCG Starboard"),  for election as a director of Luby's,  Inc. (the "Company") at the Company's 2008 annual meeting of stockholders,  or any other meeting of stockholders held in lieu thereof, and any  adjournments,  postponements,  reschedulings or continuations  thereof (the
"Annual Meeting").

      1. CASH PAYMENT; PROFIT PARTICIPATION.  In consideration of your agreement to be named and serve as nominee of the Ramius  Group for election as a director of the Company at the Annual Meeting,  the undersigned  hereby agrees to (i) pay you $5,000 in cash upon the Ramius Group submitting a letter to the Company  nominating you for election as a director of the
         Company (with such payment to be made as soon as reasonably practicable after you have been  nominated)  and (ii) in the event the Ramius Group files a  definitive  proxy  statement  with  the  U.S.  Securities  and
         Exchange Commission (the "Proxy Statement")  relating to a solicitation of proxies in favor of your  election  as a director  of the Company at the Annual Meeting (the date of such filing being hereinafter  referred to as the  "Proxy  Filing  Date"),  to allow  you to  receive  a profit participation  with  respect  to  the  sale  by  RCG  Starboard  or its affiliates,  as the case may be, of the last $20,000 worth of shares of the Company's common stock (the  "Participation  Shares")  beneficially owned by RCG Starboard to a third party unaffiliated with any member of
         the  Ramius  Group.  The  number  of  Participation   Shares  shall  be
         determined  by dividing  $20,000 by the closing  price of the Company's common stock on the Proxy Filing Date (the "Proxy Date Closing Price").
         Your profit  participation  shall entitle you to receive a cash payment equal to the  amount,  if any,  by which the  proceeds  received by RCG
         Starboard or its  affiliates,  as the case may be, from the sale of the
         Participation  Shares exceeds $20,000 in the aggregate (the "Contingent
         Payment").

      2. RIGHTS AS A STOCKHOLDER.  Your right to receive the Contingent  Payment shall not entitle you to any rights as a  stockholder  of the  Company, including,  without limitation, any voting rights or disposition rights with respect to the Participation Shares.

      3. FORFEITURE  OF  PROFIT  PARTICIPATION.   The  profits  related  to  the
         Participation  Shares will be paid to you in all circumstances upon and subject to the sale of the  Participation  Shares except (i) if you are not named in the Proxy  Statement  or if you  withdraw  your consent to serve as a director nominee of the Ramius Group after the filing of the
         Proxy  Statement,  (ii) if elected to the Company's Board of Directors, you  voluntarily  cease to serve as a director of the Company  prior to the  expiration  of  your  term,  (iii)  if you are in  breach  of your obligations under the indemnification agreement between us.

      4. NON-TRANSFERABILITY.   Your  right  to  the  profits   related  to  the
         Participation Shares is non-transferable.

      5. ENTIRE AGREEMENT.  AMENDMENT. This letter agreement contains the entire agreement between you and the undersigned and supersedes other oral and written  agreements  previously entered into by you and the undersigned concerning  the same  subject  matter.  This  letter  agreement  may be modified or rescinded only with the written consent of both parties.

      6. GOVERNING   LAW.  The  validity,   interpretation,   construction   and
         performance of this letter  agreement  shall be governed by the laws of the State of New York,  without regard to its principles of conflict of laws, and by applicable  laws of the United States.  The parties hereto consent to the  jurisdiction  of the New York  State and United  States courts  located in New York County,  New York for the resolution of any disputes  hereunder  and agree that  venue  shall be proper in any such court  notwithstanding  any principle of forum non  conveniens and that service of process on the parties  hereto in any proceeding in any such court may be effected in the manner  provided  herein for the giving of notices.  The parties hereto waive trial by jury in respect of any such proceeding.

      7. BINDING  EFFECT.  This  letter  agreement  shall  bind and inure to the benefit of you and your heirs, successors and assigns. If RCG Starboard transfers  all  of  the  Company's  common  stock  owned  by  it  to an affiliate,  RCG  Starboard,  as a condition  thereof,  shall cause such affiliate to assume the  obligations of RCG Starboard under this letter agreement.

      8. COUNTERPARTS.  This letter  agreement may be executed in  counterparts, each of which  shall be deemed  an  original,  and all of which,  taken together, shall constitute one and the same instrument.

                                       2

                                      RCG STARBOARD ADVISORS, LLC

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

Accepted and Agreed to:

------------------------------------------

                                       3